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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 13, 1999
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                           CASELLA WASTE SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 0-911177                           03-338873
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         (Commission File Number)        (IRS Employer Identification No.)

   25 Greens Hill Lane, Rutland, Vermont              05701
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 (Address of principal executive offices)           (Zip Code)

                                 (802) 775-0325
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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         (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On May 13, 1999, Casella Waste Systems, Inc. (the "Company") announced that it had amended the terms of the Agreement and Plan of Merger with KTI, Inc., a New Jersey corporation ("KTI"), and Rutland Acquisition Sub, Inc., a New Jersey corporation and a direct, wholly-owned subsidiary of the Company ("Sub"). Pursuant to the amendment, the exchange ratio is reduced to 0.59 shares of the Company's Class A common stock for each share of KTI common stock. The Company also amended the terms of the stock option agreement with KTI.

     The Company issued a press release dated May 13, 1999, describing the amendment to the merger agreement.

     The foregoing description is qualified in its entirety by reference to the press release attached hereto as Exhibit 99.1, the amendment to the agreement and plan of merger attached hereto as Exhibit 99.2 and the amendment to the stock option agreement attached hereto as Exhibit 99.3.

     (c) The following exhibits are incorporated herein by reference:

        Exhibit
        Number


         99.1     Press Release dated May 13, 1999
         99.2     Amendment No. 1 to Agreement and Plan of Merger
         99.3     Amendment No. 1 to Stock Option Agreement



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 1999                      CASELLA WASTE SYSTEMS, INC.
                                              (Registrant)


                                        By:  /s/ Jerry S. Cifor
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                                             Jerry S. Cifor
                                             Chief Financial Officer